EXHIBIT 5.1



                                                       June 4, 1996




The Board of Directors of
  Penn Engineering & Manufacturing Corp.
P.O. Box 1000
Danboro, Pennsylvania 18916-1000

Gentlemen:

          We have acted as counsel to Penn Engineering & Manufacturing Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement (No. 333-04249) on Form S-2 (the "Registration Statement") relating to the offer and sale by the Company of up to 2,035,000 shares (the "Company Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company and 1,100,000 shares of Common Stock by certain selling stockholders (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as the "Shares."

          As counsel to the Company, we have supervised all corporate pro-ceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the Company's minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. Based upon the foregoing, it is our opinion that each of the Company Shares, when paid for, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable and that each of the Selling Stockholder Shares is duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

          We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Matters."


                                 Sincerely,

                                 DUANE, MORRIS & HECKSCHER


                                 By: /s/ FREDERICK W. DREHER
                                     -----------------------
                                     A Partner